NEWS RELEASE

Contact:

Jeffrey Freedman, Investor Relations

investorrelations@ecostim-es.com

281-531-7200

Eco-Stim Energy Solutions to Present at Cowen Energy & Natural Resources Conference

HOUSTON, Texas – November 28, 2017 – Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced today that the Company will participate in the upcoming Cowen and Company Energy & Natural Resources Conference, which will be held December 4th and 5th, 2017 at the Le Parker Meridien in New York City. J. Chris Boswell, the Company’s Chief Executive Officer, will present a corporate update to be conducted on Tuesday, December 5, beginning at 3:00 PM EST. The presentation will also be webcast and can be accessed through the following link: http://wsw.com/webcast/cowen42/ees/. Requests for meetings with the management of EcoStim can be arranged through Cowen and Company.

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology company providing well stimulation and completion services and proprietary field management technologies and to oil and gas producers drilling in the rapidly expanding international unconventional shale market. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether because of new information, future events or otherwise, except as required by applicable law.

###